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                                                                   EXHIBIT 23.7



                         CONSENT OF WILLIAM T. DONOVAN


     The undersigned hereby consents to the references in this registration statement to the undersigned as becoming a director of the registrant upon closing of the Merger to which this registration statement relates, and to all other references to the undersigned included in or made a part of this registration statement.




Houston, Texas                                  WILLIAM T. DONOVAN
April       , 1997